Exhibit 99.1

OFFER TO PURCHASE TO HOLDERS OF THE

1.75% CONVERTIBLE SENIOR NOTES DUE 2018 (CUSIP NO. 292475AF7)

ISSUED BY

EMULEX CORPORATION

Reference is made to the Indenture, dated as of November 18, 2013 (the “Indenture”), among Emulex Corporation, a Delaware corporation (the “Company,” “we,” “us,” “our,” or “Emulex”), and U.S. Bank National Association, as trustee (the “Trustee”), governing the 1.75% Convertible Senior Notes due 2018 (the “Notes”).

As described in the Notice of Merger Event and Supplemental Indenture; Fundamental Change Company Notice; and Notice of Make-Whole Fundamental Change dated May 12, 2015 (the “Fundamental Change Company Notice”), a Fundamental Change and Make-Whole Fundamental Change, each as defined in the Indenture, occurred on May 5, 2015, which was the date of effectiveness of the merger (the “Merger”) of Emerald Merger Sub, Inc. (“Purchaser”), a Delaware corporation and a wholly owned subsidiary of Avago Technologies Wireless (U.S.A.) Manufacturing Inc. (“Parent”), a Delaware corporation, with and into the Company pursuant to the Agreement and Plan of Merger, dated as of February 25, 2015 (the “Merger Agreement”), by and among the Company, Parent and Purchaser, as a result of which the Company survived as a wholly owned subsidiary of Parent. All capitalized terms used but not specifically defined herein shall have the meanings given to such terms in the Indenture.

Pursuant to Section 3.01 of the Indenture, each holder of the Notes (each, a “Holder” or “you”) has the right, at such Holder’s option (the “Purchase Option”), to require the Company to purchase all of such Holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, in accordance with the terms, procedures and conditions outlined in the Indenture and the Notes, on July 1, 2015 (the “Fundamental Change Purchase Date”) at a purchase price (the “Fundamental Change Purchase Price”) in cash equal to $1,000 per $1,000 principal amount of the Notes, with respect to any and all Notes which have been validly tendered for purchase and not withdrawn, plus any accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date.

The Fundamental Change Purchase Date is not an Interest Payment Date under the terms of the Indenture. Accordingly, interest accrued and unpaid to, but excluding, the Fundamental Change Purchase Date will be paid to the Holders tendering their Notes for purchase on the Fundamental Change Purchase Date. We expect that there will be accrued and unpaid interest due as part of the Fundamental Change Purchase Price equal to approximately $2.24 per $1,000 principal amount of the Notes tendered for purchase.

The Trustee has informed us that, as of the date of this Offer to Purchase (this “Offer to Purchase”), all custodians and beneficial holders of the Notes hold the Notes through accounts with The Depository Trust Company (“DTC”) and that there are no certificated Notes in non-global form. Accordingly, all Notes tendered for purchase hereunder must be delivered through the transmittal procedures of DTC’s Automated Tender Offer Program (“ATOP”), subject to the terms and conditions of that system.

To exercise your Purchase Option to have the Company purchase your Notes and to receive payment of the Fundamental Change Purchase Price, you must validly deliver your Notes through DTC’s transmittal procedures prior to 5:00 p.m., New York City time, on June 30, 2015 (the “Expiration Date”). Notes tendered for purchase may be withdrawn (which withdrawal must be in a principal amount of $1,000 or an integral multiple in excess thereof) by the Holders of such Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The right of Holders to tender Notes for purchase pursuant to the Purchase Option expires at 5:00 p.m., New York City time, on the Expiration Date.

Pursuant to Article 4 of the Indenture, if a Holder surrenders Notes for conversion in accordance with the terms, procedures and conditions outlined in the Indenture and the Notes during the period that begins on (and includes) May 5, 2015 (the “Make-Whole Effective Date,” which was the effective date of the Merger as specified in the Fundamental Change Company Notice delivered to the Holders on May 12, 2015) and ends at 5:00 p.m., New York City time, on June 30, 2015, the Business Day immediately prior to the Fundamental Change Purchase Date (the “Make-Whole Fundamental Change Conversion Period”), then, based on the Make-Whole Effective Date and the Stock Price, the Conversion Rate of the Notes being converted will be increased by 29.8639 shares of Emulex common stock, par value $0.10 (the “Common Stock”), per $1,000 principal amount of Notes to yield a Conversion Rate of 126.9961 shares of Common Stock per $1,000 principal amount of Notes. The Stock Price with respect to the Make-Whole Fundamental Change determined pursuant to Section 4.06(b) and Section 4.07 of the Indenture is $8.00 (the “Stock Price”), which was the cash amount paid per share of Common Stock in connection with the Make-Whole Fundamental Change.

The Paying Agent and the Conversion Agent is U.S. Bank National Association. The address of the Paying Agent and the Conversion Agent is:

U.S. Bank West Side Flats Operations Center

Corporate Trust Services

Specialized Finance

111 Fillmore Ave E, EP-MN-WS1P

St. Paul, Minnesota 55107-1402

cts.specfinance@usbank.com

Telephone: 1-800-936-6802

Additional copies of the Fundamental Change Company Notice and this Offer to Purchase may be obtained from the Paying Agent at its address set forth above.

The date of this Offer to Purchase is May 12, 2015.

TABLE OF CONTENTS

Summary Term Sheet

IMPORTANT INFORMATION CONCERNING THE PURCHASE OPTION

Section 1	Information Concerning the Company

Section 2	Information Concerning the Notes

Section 3.	Procedures to be Followed by Holders Electing to Tender Notes for Purchase

Section 4.	Right of Withdrawal

Section 5.	Payment for Tendered Notes

Section 6.	Notes Acquired

Section 7.	Plans or Proposals of the Company

Section 8.	Interests of Directors, Executive Officers and Affiliates

Section 9.	Legal Matters; Regulatory Approvals

Section 10.	Purchase of Notes by the Company and its Affiliates

Section 11.	Certain Material United States Income Tax Considerations

Section 12.	Additional Information

Section 13.	No Solicitations

Section 14.	Definitions

Section 15.	Conflicts

Appendix A.	Form of Fundamental Change Purchase Notice

No person has been authorized to give any information or to make any representations other than the information and representations contained in the Fundamental Change Company Notice and this Offer to Purchase and, if given or made, such information or representations must not be relied upon as having been authorized. This Offer to Purchase does not constitute an offer to buy, or the solicitation of an offer to sell, securities in any circumstances or jurisdiction in which such offer or solicitation is unlawful. The delivery of this Offer to Purchase shall not, under any circumstances, create any implication that the information contained herein is current as of any time subsequent to the date of such information. Neither we nor our board of directors (the “Board of Directors”) or our employees or affiliates are making any representation or recommendation to any Holder as to whether to exercise or refrain from exercising the Purchase Option. You should consult your own financial and tax advisors and must make your own decision as to whether to exercise the Purchase Option and, if so, the amount of Notes for which to exercise the Purchase Option.

We and our affiliates, including our executive officers and directors, will not purchase any of the Notes outside of the Purchase Option for ten business days after the expiration of the Purchase Option. Following that time, if any Notes remain outstanding, we expressly reserve the absolute right, in our sole discretion from time to time in the future to purchase any of the Notes, whether or not any Notes are purchased by us pursuant to the Purchase Option, through open market purchases, privately negotiated transactions, tender offers or otherwise, upon such terms and at such prices as we may determine, which may be more or less than the price to be paid pursuant to the Purchase Option and could be for cash or other consideration. We cannot assure you as to which, if any, of these alternatives, or a combination thereof, we will pursue.

This Offer to Purchase, including, without limitation, the information, calculations and representations contained herein, has been prepared exclusively by and is the sole responsibility of the Company, and none of the Trustee, Paying Agent or Conversion Agent shall have any liability for or in connection with this Offer to Purchase.

SUMMARY TERM SHEET

The following are answers to some of the questions that you may have about the Purchase Option. To understand the Purchase Option fully and for a more detailed description of the terms of the Purchase Option, we urge you to read carefully the remainder of this Offer to Purchase because the information in this summary is not complete and the remainder of this Offer to Purchase contains additional important information. We have included page references to direct you to a more detailed description of the topics in this summary.

Who is obligated to purchase your Notes?

Emulex is obligated, at your option, to purchase the Notes. (See Page 9)

Why is Emulex obligated to purchase your Notes?

Your right to tender your Notes for purchase and our obligation to purchase the Notes pursuant to the Purchase Option are terms of the Notes under the Indenture and your right is currently exercisable as a result of the Merger. We are required to purchase the Notes of any Holder exercising the Purchase Option pursuant to the terms of the Notes and the Indenture. (See Page 9)

What securities is Emulex obligated to purchase?

We are obligated to purchase all of the Notes which are validly tendered for purchase at the option of the Holders thereof and not withdrawn. As of May 4, 2015, there was $175,000,000 in aggregate principal amount of Notes outstanding. (See Page 9)

How much will Emulex pay and what is the form of payment?

Pursuant to the terms of the Indenture and the Notes, we will pay, in cash, the Fundamental Change Purchase Price, which is equal to $1,000 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, July 1, 2015, the Fundamental Change Purchase Date, with respect to any and all Notes which have been validly tendered for purchase and not validly withdrawn. The Fundamental Change Purchase Price is based solely on the requirements of the Indenture and the Notes and bears no relationship to the market price of the Notes or Common Stock. Moreover, the Notes are no longer convertible into shares of our Common Stock but instead only the right to receive the $8.00 per share consideration paid in the Merger.

The Fundamental Change Purchase Date is not an Interest Payment Date under the terms of the Indenture. Accordingly, interest accrued and unpaid to, but excluding, the Fundamental Change Purchase Date will be paid to the Holders tendering their Notes for purchase on the Fundamental Change Purchase Date. We expect accrued and unpaid interest due as part of the Fundamental Change Purchase Price will equal approximately $2.24 per $1,000 principal amount of the Notes tendered for purchase. (See Pages 9–10)

How can you determine the market value of the Notes?

There currently is a limited or no established trading market for the Notes. To the extent that the Notes are traded, prices of the Notes may fluctuate widely depending on such factors as trading volume, the balance between buy and sell orders, prevailing interest rates, our operating results and the market for similar securities. You are urged to obtain current market information for the Notes, to the extent available, before making any decision with respect to the Purchase Option.

In connection with the Merger, the Notes are no longer convertible into shares of our Common Stock, and instead are convertible during the Make-Whole Fundamental Change Conversion Period into cash in an amount of approximately $1,015.97, which is the product of the Stock Price and the Conversion Rate of 126.9961 shares of Common Stock, for each $1,000 principal amount of Notes converted, subject to the terms, conditions and adjustments specified in the Indenture and the Notes. (See Pages 9–11)

Is Emulex making any recommendation about the Purchase Option?

Neither we nor our Board of Directors or our employees or affiliates are making any recommendation as to whether you should exercise or refrain from exercising the Purchase Option. You must make your own decision whether to exercise the Purchase Option and, if so, the amount of Notes for which to exercise the Purchase Option. (See Page 10)

When does the Purchase Option expire?

The Purchase Option expires at 5:00 p.m., New York City time, on June 30, 2015, the Expiration Date. We will not extend the period that Holders have to exercise the Purchase Option unless required by applicable law. (See Page 9)

What are the conditions to Emulex’s purchase of the Notes?

Provided that our purchase of validly tendered Notes is not unlawful and that no event of default under the Indenture has occurred and is continuing (other than an event of default that is cured by the payment of the Fundamental Change Purchase Price), the purchase will not be subject to any conditions other than satisfaction of the procedural requirements described in this Offer to Purchase and the Indenture. Delivery of the Notes by book-entry transfer electronically through ATOP is a condition to the payment of the Fundamental Change Purchase Price to the Holder of such Notes. (See Pages 9 and 11)

How do you tender your Notes?

To tender your Notes for purchase pursuant to the Purchase Option, you must tender the Notes through the transmittal procedures of the DTC on or before 5:00 p.m., New York City time, on the Expiration Date.

If your Notes are held by a broker, dealer, commercial bank, trust company or other nominee, you must contact that nominee if you decide to tender your Notes and instruct that nominee to timely tender the Notes on your behalf through the transmittal procedures of DTC on or before 5:00 p.m., New York City time, on the Expiration Date.

If you are a DTC participant, you should tender your Notes electronically through ATOP, subject to the terms and procedures of that system on or before 5:00 p.m., New York City time, on the Expiration Date, or such earlier time as DTC may specify.

You bear the risk of untimely tender of your Notes. You must allow sufficient time for completion of the necessary DTC procedures before 5:00 p.m., New York City time, on the Expiration Date, or such earlier time as DTC may specify.

By tendering your Notes through the transmittal procedures of DTC, you agree to be bound by the terms of the Purchase Option set forth in this Offer to Purchase. (See Pages 11–14)

If you tender your Notes for purchase, when will you receive payment for your Notes?

Promptly upon expiration of the Purchase Option, we will accept for payment all Notes validly tendered for purchase and not validly withdrawn by 5:00 p.m., New York City time, on the Expiration Date. We will deposit with the Paying Agent, prior to 11:00 a.m., New York City time, on July 1, 2015, the Fundamental Change Purchase Date, the appropriate amount of cash required to pay the Fundamental Change Purchase Price for the tendered Notes, and the Paying Agent will promptly distribute that cash to DTC, the sole record Holder. DTC will thereafter distribute the cash to its participants in accordance with its procedures. (See Page 14)

Can you withdraw previously tendered Notes?

Yes. To withdraw Notes previously tendered for purchase (which withdrawal must be in a principal amount of $1,000 or an integral multiple in excess thereof), you (or your broker, dealer, commercial bank, trust company or other nominee) must comply with the withdrawal procedures of DTC in sufficient time to allow DTC to withdraw your Notes prior to 5:00 p.m., New York City time, on the Expiration Date, or such earlier time as DTC may specify.

You bear the risk of untimely withdrawal of previously tendered Notes. You must allow sufficient time for completion of the DTC procedures prior to 5:00 p.m., New York City time, on the Expiration Date, or such earlier time as DTC may specify. (See Page 14)

Do you still receive the interest payment scheduled to be paid on May 15, 2015 if you tender your Notes prior to May 15, 2015?

Yes. Pursuant to Section 3.01 of the Indenture, if you are a holder of record on May 1, 2015 (the “Regular Record Date”) and you tender your Notes for purchase on a date that is after the Regular Record Date, but on or prior to May 15, 2015 (the “Interest Payment Date”), we will still pay the accrued and unpaid interest on such Notes on the Interest Payment Date to you as the Holder of record of such Notes as of the Regular Record Date.

Do you need to do anything if you do not wish to exercise the Purchase Option?

No. If you do not tender your Notes before the expiration of the Purchase Option, we will not purchase your Notes, and your Notes will remain outstanding subject to their existing terms.

If you choose to tender any of your Notes for purchase, do you have to tender all of your Notes?

No. You may tender all of your Notes, a portion of your Notes or none of your Notes. If you wish to tender a portion of your Notes, however, you must tender Notes in a principal amount of $1,000 or an integral multiple thereof. (See Page 11)

If you do not tender your Notes for purchase, will you continue to be able to exercise your conversion rights?

Yes. If you do not tender your Notes for purchase, or if you timely withdraw previously tendered Notes, your conversion rights will not be affected. As a result of the Merger, you have the right to convert each $1,000 principal amount of the Notes during the Make-Whole Fundamental Change Conversion Period into cash in an amount of approximately $1,015.97, which is the product of the Stock Price and the Conversion Rate of 126.9961 shares of Common Stock, for each $1,000 principal amount of Notes converted, subject to the terms, conditions and adjustments specified in the Indenture and the Notes. After the Make-Whole Fundamental Change Conversion Period expires, your Notes will be convertible into cash in an amount of approximately $777.06, which is the product of the Stock Price and the Conversion Rate of 97.1322, for each $1,000 principal amount of Notes converted. However, you will not be permitted to convert your Notes unless and until another conversion trigger occurs. (See Pages 10–11)

Will you have to pay taxes if you exercise your Purchase Option?

The receipt of cash in exchange for Notes pursuant to your exercise of the Purchase Option will be a taxable transaction for U.S. federal income tax purposes. You should consult your tax advisors regarding the actual tax consequences to you in light of your particular circumstances. (See Pages 15–19)

Who is the Paying Agent?

U.S. Bank National Association, the Trustee under the Indenture, is serving as Paying Agent for the Notes. Its address, telephone and fax numbers are set forth on the front cover of this Offer to Purchase.

Who can you contact if you have questions about the Purchase Option?

Questions and requests for assistance in connection with the Purchase Option may be directed to:

Anthony J. Richmond

Chad Rolston

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

tony.richmond@lw.com

IMPORTANT INFORMATION CONCERNING THE PURCHASE OPTION

Section 1.	Information Concerning the Company.

Emulex provides connectivity, monitoring and management solutions for high-performance networks, delivering provisioning, end-to-end application visibility, optimization and acceleration for the next generation of software-defined, telco and Web-scale data centers. The Company’s I/O connectivity portfolio, which has been designed into server and storage solutions from leading OEMs and ODMs worldwide, enables organizations to manage bandwidth, latency, security and virtualization. The Emulex network visibility portfolio enables global organizations to monitor and improve application and network performance management. Emulex is headquartered in Costa Mesa, Calif. For more information about Emulex, please visit http://www.emulex.com.

Section 2.	Information Concerning the Notes.

The Notes were issued under the Indenture and mature on November 15, 2018. As of May 4, 2015, there was $175,000,000 aggregate principal amount of Notes outstanding. We have appointed the Trustee as Paying Agent and Conversion Agent in connection with the Notes.

Emulex is obligated to purchase the Notes that are tendered for purchase pursuant to the Purchase Option and not validly withdrawn. On the effective date of the Merger, each outstanding share of Common Stock was converted into the right to receive $8.00 in cash, without interest. As a result, you have the right to convert each $1,000 principal amount of your Notes during the Make-Whole Fundamental Change Conversion Period into cash in an amount of approximately $1,015.97, which is the product of the Stock Price and the Conversion Rate of 126.9961 shares of Common Stock, for each $1,000 principal amount of Notes converted, subject to the terms, conditions and adjustments specified in the Indenture and the Notes.

2.1. The Company’s Obligation to Purchase the Notes. Pursuant to the terms of the Notes and the Indenture, upon the occurrence of a Fundamental Change, we are obligated to purchase all Notes validly tendered for purchase by Holders, at their option, and not validly withdrawn at a purchase price equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date.

The Merger constitutes a Fundamental Change and a Make-Whole Fundamental Change under the terms of the Indenture. In the event of a Fundamental Change at any time when any of the Notes remain outstanding, the Indenture requires us to give Holders the right to require us to purchase all of their Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, on the Fundamental Change Purchase Date.

2.2. Fundamental Change Purchase Price. Pursuant to the terms of the Indenture and the Notes, the Fundamental Change Purchase Price to be paid by us for the Notes on the Fundamental Change Purchase Date is equal to $1,000 per $1,000 principal amount of the Notes plus accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date. The Fundamental Change Purchase Date is not an Interest Payment Date under the terms of the Indenture. Accordingly, interest accrued and unpaid to, but excluding, the Fundamental Change Purchase Date will be paid to the Holders tendering Notes for purchase on the Fundamental Change Purchase Date. We expect that there will be accrued and unpaid interest due as part of the Fundamental Change Purchase Price equal to approximately $2.24 per $1,000 principal amount of the Notes. We will pay the Fundamental Change Purchase Price in cash with respect to any and all Notes validly tendered for purchase (and not thereafter validly withdrawn) prior to 5:00 p.m., New York City time, on the Expiration Date. Notes will be accepted for purchase only in principal amounts equal to $1,000 or integral multiples thereof. Delivery of the Notes by book-entry transfer to the account maintained by the Paying Agent with the DTC is a condition to the payment of the Fundamental Change Purchase Price to the Holder of such Notes.

The Fundamental Change Purchase Price is based solely on the requirements of the Indenture and the Notes and does not necessarily bear any relationship to the market price of the Notes. Thus, the Fundamental Change Purchase Price may be significantly higher or lower than the current market price of the Notes. You are urged to obtain the best available information as to potential current market prices of the Notes, to the extent available, before making a decision whether to tender your Notes for purchase.

Neither we nor our Board of Directors or employees or affiliates are making any recommendation to the Holders as to whether to exercise or refrain from exercising the Purchase Option. You must make your own decision whether to exercise the Purchase Option and, if so, the principal amount of Notes for which to exercise the Purchase Option based on such your assessment of the current market value of the Notes and other relevant factors.

We recommend that you also consult with your tax and financial advisors with respect to the tax consequences of exercising the Purchase Option, including the applicability and effect of any U.S. federal, state and local law and any non-U.S. tax consequences in light of your own particular circumstances.

2.3. Conversion Rights of the Notes. Prior to the Merger, and subject to the terms, conditions and adjustments specified in the Indenture and the Notes, the Notes were convertible into shares of Common Stock. As a result of the Merger, and subject to the terms, conditions and adjustments specified in the Indenture and the Notes, the Notes are convertible into cash, in an amount determined the product of the Stock Price and the Conversion Rate.

In addition, as a result of the Merger, and subject to the terms, conditions and adjustments specified in the Indenture and the Notes, during the Make-Whole Fundamental Change Conversion Period, a Holder surrendering Notes for conversion will be entitled to an additional amount of cash upon such conversion. Based on the Make-Whole Effective Date, the Conversion Rate of any Notes converted during the Make-Whole Fundamental Change Conversion Period is increased by 29.8639 shares of Common Stock to an aggregate of 126.9961 shares of Common Stock. The product of the Stock Price and the increased Conversion Rate is approximately $1,015.97 in cash, for each $1,000 principal amount of Notes converted, subject to the terms, conditions and adjustments specified in the Indenture and the Notes.

The Make-Whole Fundamental Change Conversion Period began on and includes May 5, 2015 and ends at 5:00 p.m., New York City time, on the Expiration Date. If a Holder does not convert such Holder’s Notes during the Make-Whole Fundamental Change Conversion Period, then such Holder will not be entitled to any increase in the Conversion Rate pursuant to the Indenture and the Notes and such Holder will not be permitted to convert such Holder’s Notes unless and until another conversion trigger occurs. A Holder is only permitted to convert such Holder’s Notes subject to the terms, conditions and adjustments specified in the Indenture and the Notes. The Paying Agent is currently acting as the Conversion Agent for the Notes.

No Notice of Conversion with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Purchase Notice and not validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 3.05 of the Indenture.

If you wish to convert your Notes, you should not tender your notes pursuant to the Purchase Option.

Please refer to the Indenture for a more complete description of the conversion features of the Notes and the increase in the Conversion Rate during the Make-Whole Fundamental Change Conversion Period.

The Trustee has informed us that, as of the date of this Offer to Purchase, DTC is the sole registered Holder of the Notes, all custodians and beneficial holders of the Notes hold the Notes through DTC accounts, and there are no certificated Notes in non-global form. To convert a beneficial interest in a Note that is a Global Security, the Holder must, in addition to complying with any other rules and procedures of DTC: (1) cause there to be completed and delivered an appropriate instruction form for conversion, in accordance with the rules and procedures of DTC; (2) cause there to be delivered to the Conversion Agent, through the facilities of DTC, in accordance with the rules and procedures of DTC, the interest in the Global Security to be converted; (3) pay the amount of interest, if any, the Holder must pay in accordance with the Indenture; and (4) pay any tax or duty if required pursuant to the Indenture. The date on which a Holder delivers Notes to the Conversion Agent in accordance with the preceding sentence and the Indenture being the “Conversion Date.”

A Holder is only permitted to convert such Holder’s Notes subject to the terms, conditions and adjustments specified in the Indenture and the Notes. Except as provided in the Notes or in Article 4 of the Indenture, we will not make any payment in cash or common stock or other adjustment for accrued and unpaid interest (including additional interest, if any) on any Notes when they are converted.

Notes surrendered for conversion in connection with the Make-Whole Fundamental Change will be settled on the third Business Day following the Conversion Date.

2.4. Market for the Notes and the Common Stock. There currently is a limited or no established trading market for the Notes. To the extent that the Notes are traded, prices of the Notes may fluctuate widely depending on such factors as trading volume, the balance between buy and sell orders, prevailing interest rates, the market price of shares of our Common Stock, our operating results and the market for similar Securities. A debt security with a smaller outstanding principal amount available for trading (a smaller “float”) may command a lower price and trade with greater volatility than would a comparable debt security with a larger float. Consequently, our purchase of the Notes, if any, pursuant to the Purchase Option may reduce the float and may negatively affect the liquidity, market value and price volatility of any Notes that remain outstanding following the Purchase Option.

Prior to the effective date of the Merger, the Common Stock traded on the New York Stock Exchange (the “NYSE”). As a result of the Merger, the Company became a wholly owned subsidiary of Parent. Trading of the Common Stock on the NYSE was suspended following the close of the NYSE trading session on May 4, 2015, and the delisting of the Common Stock was effective on May 5, 2015. As a result, there is no longer any public trading in the Common Stock.

The Trustee has informed us that, as of the date of this Offer to Purchase, DTC is the sole registered Holder of the Notes, all custodians and beneficial holders of the Notes hold the Notes through DTC accounts, and there are no certificated Notes in non-global form. As of May 4, 2015, there was $175,000,000 aggregate principal amount of Notes outstanding.

We urge you to obtain current market information for the Notes, to the extent available, before making any decision whether to exercise or refrain from exercising the Purchase Option.

2.5. Ranking. The Notes are unsecured senior subordinated obligations of Emulex and are senior in right of payment to any indebtedness expressly subordinated, equal in right of payment to unsecured indebtedness that is not so subordinated, effectively subordinated to secured indebtedness and structurally subordinated to all liabilities of our subsidiaries.

Section 3.	Procedures to be Followed by Holders Electing to Tender Notes for Purchase.

You will not be entitled to receive the Fundamental Change Purchase Price for your Notes unless you validly tender (and do not thereafter validly withdraw) your Notes on or before 5:00 p.m., New York City time, on the Expiration Date. Only registered Holders are authorized to tender their Notes for purchase. You may tender some or all of your Notes, provided that Notes will be accepted for purchase only in principal amounts equal to $1,000 or integral multiples thereof. A copy of the Form of Fundamental Change Purchase Notice is attached as Appendix A hereto.

If you do not validly tender your Notes on or before 5:00 p.m., New York City time, on the Expiration Date or if you validly withdraw tendered Notes before 5:00 p.m., New York City time, on the Expiration Date, your Notes will not be purchased and will remain outstanding subject to the existing terms of the Notes and the Indenture.

You will not be required to pay any commission to us, DTC or the Paying Agent in connection with your Purchase Option. However, there may be commissions you need to pay your broker in connection with the tender of the Notes.

3.1. Method of Delivery. The Trustee has informed us that, as of the date of this Offer to Purchase, all custodians and beneficial holders of the Notes hold the Notes through accounts with the DTC and that there are no certificated Notes in non-global form. Accordingly, all Notes tendered for purchase hereunder must be delivered through ATOP, subject to the terms and conditions of that system.

The Fundamental Change Company Notice constitutes the Fundamental Change Company Notice described in the Indenture and delivery of the Notes through ATOP will satisfy the Holders’ requirement to exercise the Purchase Option. Delivery of Notes, including delivery and acceptance through ATOP, is at the election and risk of the person tendering such Notes.

3.2. Agreement to be Bound by the Terms of the Purchase Option. By tendering Notes through the transmittal procedures of DTC, you acknowledge and agree as follows:

•	such Notes shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture;

•	you agree to all of the terms of this Offer to Purchase;

•	you have received the Fundamental Change Company Notice and acknowledge that the Fundamental Change Company Notice provides the notices required pursuant to the Indenture;

•	upon the terms and subject to the conditions set forth in this Offer to Purchase, the Indenture and the Notes, and effective upon the acceptance for payment thereof, you (i) irrevocably sell, assign and transfer to us, all right, title and interest in and to all of the Notes tendered, (ii) waive any and all rights with respect to the Notes (including, without limitation, any existing or past defaults and their consequences), (iii) release and discharge us and our directors, officers, employees, affiliates and subsidiaries and the Trustee (and the foregoing’s respective directors, officers and employees), from any and all claims you may have now, or may have in the future arising out of, or related to, the Notes that you tender for purchase, including, without limitation, any claims that you are entitled to receive additional principal or interest payments with respect to the Notes or to participate in any conversion, purchase or defeasance of the Notes that you tender for purchase and (iv) irrevocably constitute and appoint the Paying Agent as the true and lawful agent and attorney-in-fact of such Holder with respect to any such tendered Notes (with full knowledge that the Paying Agent also acts as agent for the Company), with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) transfer ownership of such Notes on the account books maintained by DTC, together with all necessary evidences of transfer and authenticity, to us, (b) present such Notes for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Notes (except that the Paying Agent will have no rights to, or control over, funds from us, except as agent for us, for the Fundamental Change Purchase Price of any tendered Notes that are purchased by us), all in accordance with the terms set forth in this Offer to Purchase;

•	you represent and warrant that you (i) own the Notes tendered and are entitled to tender such Notes and (ii) have full power and authority to tender, sell, assign and transfer the Notes tendered hereby and that, when such Notes are accepted for purchase and payment by us, we will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances of any kind and not subject to any adverse claim or right;

•	you agree, upon request from us, to execute and deliver any additional documents deemed by the Paying Agent or us to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered;

•	you understand that all Notes properly tendered for purchase (and not thereafter withdrawn) prior to 5:00 p.m., New York City time, on the Expiration Date will be purchased at the Fundamental

Change Purchase Price, in cash, pursuant to the terms and conditions of the Indenture, the Notes, this Offer to Purchase and the related notice materials, as amended and supplemented from time to time;

•	payment for Notes purchased pursuant to this Offer to Purchase will be made by deposit of the Fundamental Change Purchase Price for such Notes with the Paying Agent, which will act as your agent for the purpose of receiving payments from us and transmitting such payments to you;

•	tenders of Notes may be withdrawn by written notice of withdrawal delivered pursuant to the procedures set forth in the Indenture and this Offer to Purchase at any time prior to 5:00 p.m., New York City time, on the Expiration Date;

•	all authority conferred or agreed to be conferred pursuant to the terms of the Purchase Option hereby shall survive your death or incapacity and every obligation of yours shall be binding upon your heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives;

•	the delivery and tender of the Notes is not effective, and the risk of loss of the Notes does not pass to the Paying Agent, until receipt by the Paying Agent of any and all evidences of authority and any other required documents in form satisfactory to us; and

•	all questions as to the validity, form, eligibility (including, without limitation, time of receipt) and acceptance for payment of any tender of Notes pursuant to the procedures described in this Offer to Purchase and the form and validity (including, without limitation, time of receipt of notices of withdrawal) of all documents will be determined by us, in our sole discretion, which determination shall be final and binding on all parties.

3.3. Delivery of Notes.

Notes Held Through a Custodian. If your Notes are held by a broker, dealer, commercial bank, trust company or other nominee, you must contact such nominee if you desire to tender your Notes for purchase on your behalf through the transmittal procedures of DTC as set forth below in “Notes in Global Form” on or prior to 5:00 p.m., New York City time, on the Expiration Date.

Notes in Global Form. If you are a DTC participant, you may elect to tender your beneficial interest in the Notes to us by:

•	delivering to the Paying Agent’s account at DTC through DTC’s book-entry system your beneficial interest in the Notes on or prior to 5:00 p.m., New York City time, on the Expiration Date; and

•	electronically transmitting your acceptance through ATOP, subject to the terms and procedures of that system, on or prior to 5:00 p.m., New York City time, on the Expiration Date. Upon receipt of your acceptance through ATOP, DTC will edit and verify the acceptance and send an agent’s message to the Paying Agent for its acceptance. The term “agent’s message” means a message transmitted by DTC to, and received by, the Paying Agent, which states that DTC has received an express acknowledgment from the participant in DTC described in that agent’s message, stating the principal amount of Notes that have been tendered by such participant under the Purchase Option and that such participant has received and agrees to be bound by the terms of the Purchase Option, including those set forth in Section 3.2 of this Offer to Purchase.

In tendering through ATOP, the electronic instructions sent to DTC by you (or by a broker, dealer, commercial bank, trust company or other nominee on your behalf), and transmitted by DTC to the Paying Agent, will acknowledge, on behalf of DTC and you, receipt by you of, and agreement to be bound by, the terms of the Purchase Option, including those set forth in Section 3.2 of this Offer to Purchase.

You bear the risk of untimely tender of your Notes. You must allow sufficient time for completion of the necessary DTC procedures prior to 5:00 p.m., New York City time, on the Expiration Date, or such earlier time as DTC may specify.

If the Paying Agent holds, in accordance with the terms of the Indenture, at 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, cash sufficient to pay the aggregate Fundamental Change Purchase Price of all Notes that were validly tendered and not withdrawn, then on and after the Fundamental Change Purchase Date, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue.

Section 4.	Right of Withdrawal.

Notes tendered for purchase may be withdrawn (which withdrawal must be in a principal amount of $1,000 or an integral multiple in excess thereof) at any time in sufficient time to allow DTC to withdraw those Notes prior to 5:00 p.m., New York City time, on the Expiration Date. In order to withdraw Notes, you (or your broker, dealer, commercial bank, trust company or other nominee) must comply with the withdrawal procedures of DTC. This means you must deliver, or cause to be delivered, a valid withdrawal request through ATOP from the tendering DTC participant in sufficient time to allow DTC to withdraw those Notes before 5:00 p.m., New York City time, on the Expiration Date.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.

You bear the risk of untimely withdrawal of your Notes. You must allow sufficient time for completion of the necessary DTC procedures before 5:00 p.m., New York City time, on the Expiration Date, or such earlier time as DTC may specify.

Section 5.	Payment for Tendered Notes.

We will, prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, deposit with the Paying Agent an amount in cash (in immediately available funds) sufficient to pay the aggregate Fundamental Change Purchase Price for all of the validly tendered Notes, and the Paying Agent will promptly thereafter cause the cash to be distributed to each record Holder that has validly delivered its Notes (and not validly withdrawn such delivery) prior to 5:00 p.m., New York City time, on the Expiration Date. Your delivery of the Notes by book-entry transfer electronically through ATOP is a condition to your receipt of the Fundamental Change Purchase Price for such Notes.

The total amount of funds required by us to purchase all of the Notes on the Fundamental Change Purchase Date is $175,392,000.00 (assuming that all of the Notes are validly tendered for purchase and accepted for payment). The Company will use its cash on hand for the purchase of the Notes.

Section 6.	Notes Acquired.

Any Notes purchased by us pursuant to the Purchase Option will be cancelled by the Trustee, pursuant to the terms of the Indenture.

Section 7.	Plans or Proposals of the Company.

Except as described in these materials or in our filings with the Securities and Exchange Commission (the “SEC”) or as previously publicly announced, we currently have no plans which would be material to your decision to exercise the Purchase Option.

Section 8.	Interests of Directors, Executive Officers and Affiliates.

Neither we nor Parent nor, to our knowledge, any of our or Parent’s executive officers or directors or any “associate” or subsidiary of any such person, has any beneficial interest in the Notes or has engaged in any transaction in the Notes during the 60 days preceding the date of this Offer to Purchase. The term “associate” is used as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Except as described in the Fundamental Change Company Notice or this Offer to Purchase, neither we nor Parent nor, to our knowledge, any of our or Parent’s executive officers or directors, is a party to any contract, arrangement, understanding or agreement with any other person relating, directly or indirectly, to the Purchase Option or with respect to any of our securities, including, without limitation, any contract, arrangement, understanding or agreement concerning the transfer or the voting of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

Section 9.	Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that is material to our business that might be adversely affected by the Purchase Option or of any approval or other action by any government or regulatory authority or agency that may be required for the acquisition of the Notes as described in this Offer to Purchase. Should any approval or other action be required, we presently intend to seek the approval or take the action. However, we cannot assure you that we would be able to obtain any required approval or take any other required action.

Section 10.	Purchase of Notes by the Company and its Affiliates.

Effective on the date of this Offer to Purchase, we and Parent, and our and Parent’s affiliates, including, without limitation, our and Parent’s executive officers and directors, will not redeem or purchase Notes (or the right to repurchase Notes) other than through the Purchase Option until at least the tenth business day after the Fundamental Change Purchase Date. Following such time, if any Notes remain outstanding, we and Parent, and our and Parent’s affiliates may purchase Notes in the open market, in private transactions, through a subsequent tender offer or otherwise, any of which purchases may be consummated on the same terms or on terms more or less favorable to the Holders of the Notes than the terms of the Purchase Option, including without limitation, at purchase prices higher or lower than the Fundamental Change Purchase Price, or which may be paid in cash or other consideration. Any decision to purchase Notes after the Fundamental Change Purchase Date, if any, will depend upon many factors, including the market price of the Notes, the results of the Purchase Option, the market price of the Notes, our business and financial position and general economic and market conditions.

Section 11.	Certain Material United States Income Tax Considerations.

The following is a general discussion of certain material U.S. federal income tax considerations relating to holders of the Notes who exercise the Purchase Option. This discussion is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder’s individual circumstances or to certain types of holders subject to special tax rules, including, without limitation:

•	banks and other financial institutions,

•	brokers, dealers or traders in securities or currencies,

•	insurance companies,

•	tax-exempt organizations or governmental organizations,

•	regulated investment companies,

•	real estate investment trusts,

•	U.S. expatriates and former citizens or long-term residents of the United States,

•	traders in securities who elect to apply a mark-to-market method of accounting,

•	persons that hold Notes as part of a “straddle,” a “hedge,” or other risk reduction strategy or as part of a “conversion transaction” or other “integrated transaction,”

•	persons that acquired Notes in connection with employment or the performance of services,

•	U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar,

•	persons subject to the alternative minimum tax,

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (or investors in such entities), and

•	“controlled foreign corporations,” “passive foreign investment companies,” and other corporations that accumulate earnings to avoid U.S. federal income tax.

In addition, this discussion does not address state, local or foreign tax considerations with respect to the Purchase Option or U.S. federal tax considerations other than those pertaining to U.S. federal income taxation. This summary assumes that U.S. Holders have held their Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

This summary is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Holder of the Notes. The Company has not obtained, and does not intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax considerations described herein and, as a result, there can be no assurance that the IRS will not challenge one or more of the tax considerations described herein and that a court would not agree with the IRS.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Notes that for U.S. federal income tax purposes is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust that is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more United States persons, or that has a valid election in effect under the applicable Treasury regulations to be treated as a United States person for U.S federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a Note (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) that for U.S. federal income tax purposes is not a U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes holds a Note, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Notes and the partners of partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

U.S. Holders

If you are a U.S. Holder, your receipt of cash in exchange for your Notes pursuant to the exercise of the Purchase Option will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount of cash received by such U.S. Holder in consideration for the surrender of the Notes, other than amounts attributable to accrued but unpaid interest on the Notes not previously included in income (which interest will be taxable as described below under “—Interest”), and the U.S. Holder’s adjusted tax basis in such Notes. A U.S. Holder’s adjusted tax basis in the Notes generally will be equal to the cost of the Notes to such U.S. Holder, increased by the amount of market discount, if any, included in income by the U.S. Holder and reduced by the amount of amortizable bond premium, if any, the U.S. Holder utilized to offset interest on the Notes. Amortizable bond premium is generally defined as the excess of a U.S. Holder’s tax basis in the Notes (reduced by the value of the conversion option) immediately after its acquisition over the sum of all amounts payable on the Notes after the purchase date other than payments of stated interest.

Subject to the market discount rules described below, any such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Notes is more than one year at the time of disposition. The utilization of capital losses is subject to certain limitations.

If a U.S. Holder purchased Notes at a discount from their principal amount, the gain recognized upon the exercise of the Purchase Option will be treated as ordinary income, rather than capital gain, to the extent of the “market discount” not previously included in income by such U.S. Holder and treated as having accrued on such Notes at the time of the purchase pursuant to the Purchase Option. Subject to a de minimis exception, the “market discount” on the Notes is the excess, if any, of the stated principal amount of the Notes over the amount the U.S. Holder paid for such Notes. Generally, market discount would be considered to accrue ratably from the date of acquisition to the maturity date of the Notes, unless the U.S. Holder elects to accrue market discount on a constant-yield basis.

Interest. Amounts received by a U.S. Holder in respect of accrued and unpaid interest on a Note generally will be taxed as ordinary income to the extent not previously included in income.

Non-U.S. Holders

Subject to the discussion of backup withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain recognized on the surrender of Notes for purchase pursuant to the Purchase Option unless:

•	that gain is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes during the shorter of the Non-U.S. Holder’s holding period or the five-year period ending on the date of the disposition.

A Non-U.S. Holder who is an individual described in the first bullet point above will be subject to tax at regular graduated U.S. federal income tax rates on the gain recognized on the surrender of Notes for purchase pursuant to the Purchase Option, generally in the same manner as if such Non-U.S. Holder were a U.S. Holder. A foreign corporation that falls under the first bullet point above will be subject to tax on such gain generally in the same manner as if such foreign corporation were a United States person as defined under the Code and, in addition, may be subject to a branch profits tax equal to 30% (or at such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A Non-U.S. Holder described in the second bullet point above will be subject to a flat 30% tax on the gain recognized on the surrender of Notes for purchase pursuant to the Purchase Option (which gain may be offset by U.S. source capital losses), even though such Non-U.S. Holder is not considered a resident of the United States. With respect to the third bullet point above, we believe that we are not, have not been in the last five years and do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

Any amounts attributable to accrued but unpaid interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described below under “—Interest.”

Interest. Amounts attributable to accrued but unpaid interest on the Notes generally will not be subject to the 30% U.S. federal withholding tax provided that:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	the Non-U.S. Holder is not a controlled foreign corporation that is related to us through actual or constructive stock ownership; and

•	either (a) the Non-U.S. Holder provides its name and address, and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS Form W-8BEN or W-8BEN-E (or other applicable form)) or (b) the Non-U.S. Holder holds the Notes through specified foreign intermediaries or specified foreign partnerships, and the Non-U.S. Holder and the foreign intermediaries or foreign partnerships satisfy the certification requirements of applicable Treasury regulations.

Special certification rules apply to Non-U.S. Holders that are pass-through entities.

If a Non-U.S. Holder does not satisfy the requirements described above, payments attributable to accrued but unpaid interest will be subject to the 30% U.S. federal withholding tax, unless the Non-U.S. Holder provides us with a properly executed (1) IRS Form W-8BEN or W-8 BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment). If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then (although the Non-U.S. Holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. Holder. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a branch profits tax equal to 30% (or at such lower rate as may be specified by an applicable income tax treaty) on such effectively interest, as adjusted for certain items.

Information Reporting and Backup Withholding

If you are a U.S. Holder, you may be subject to certain information reporting requirements (unless you are an exempt recipient) with respect to the cash received pursuant to your exercise of the Purchase Option. In addition, you may be subject to backup withholding with respect to the receipt of cash in exchange for a Note unless you provide us, on a properly completed IRS Form W-9 (or successor form), your correct taxpayer identification number (“TIN”) and certify that you are a United States person, the TIN is correct and you are not currently subject to backup withholding. You should consult your tax advisors as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption. Backup withholding is not an additional tax. Any amounts withheld from payments made to you under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided that the requisite information is timely provided to the IRS.

In general, such information reporting and backup withholding will not apply to you if you are a Non-U.S. Holder, provided that you have provided a properly executed appropriate IRS Form W-8 (or successor form) certifying, under penalties of perjury, that you are not a United States person. However, information returns are required to be filed with the IRS in connection with interest paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of information returns that are filed with the IRS may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. ALL HOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXERCISE OF THE PURCHASE OPTION IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS OR UNDER ANY U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO U.S. FEDERAL INCOME TAXATION.

Section 12.	Additional Information.

The Company is in the process of requesting suspension of its reporting obligations under Sections 13 and 15(d) of the Exchange Act. Prior to the date of this notice, the Company filed annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings may be read and copied at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. The Company’s SEC filings also are available to the public at the SEC’s website at http://www.sec.gov.

The documents listed below (as they may be amended from time to time) contain important information about the Company and the Notes, and Holders should review these documents carefully before determining whether or not to convert their Notes as described in this Offer to Purchase:

•	the Company’s Annual Report on Form 10-K (as amended) for the year ended June 29, 2014, filed with the SEC on August 28, 2014 (as amended on October 27, 2014);

•	the Company’s Quarterly Report on Form 10-Q for the three months ended March 29, 2015, filed with the SEC on May 4, 2015;

•	the Company’s Current Reports on Form 8-K filed with the SEC on August 25, 2014 and February 19, 2015;

•	the description of the Common Stock set forth in the Company’s registration statement on Form 8-A (File No. 001-31353) filed with the SEC on June 12, 2002, including any amendment or reports filed for the purpose of updating such description;

•	the Indenture filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2013; and

•	all future filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Offer to Purchase (excluding any information furnished under Items 2.02 or 7.01 on any Current Report on Form 8-K or corresponding information furnished under Item 9.01 on any Current Report on Form 8-K or included as an exhibit thereto).

For more information about the Merger, Holders should review the Schedule TO filed by Avago Technologies Limited, Parent and Purchaser on April 7, 2015 and the Schedule 14D-9 filed by the Company with the SEC on April 7, 2015, each as subsequently amended or supplemented. A copy of the Merger Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2015.

Each person to whom a copy of this Offer to Purchase is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing or calling us at Emulex Corporation, 1320 Ridder Park Drive, San Jose, California 95131, telephone number (408) 435-7400, Attention: Ashish Saran.

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and the Fundamental Change Company Notice or this Offer to Purchase, you should rely on the statements made in the most recent document.

In making your decision as to whether to exercise the Purchase Option, you should read the information about us contained in this Offer to Purchase together with the information contained in the documents to which we have referred you.

Section 13.	No Solicitations.

We have not employed or retained any persons to make solicitations or recommendations to Holders in connection with the Purchase Option.

Section 14.	Definitions.

All capitalized terms used but not specifically defined herein shall have the meanings given to such terms in the Indenture.

Section 15.	Conflicts.

In the event of any conflict between the Fundamental Change Company Notice or this Offer to Purchase, on the one hand, and the terms of the Indenture or any applicable laws on the other hand, the terms of the Indenture or applicable laws, as the case may be, will control.

Neither we nor our Board of Directors or our employees are making any recommendation to any Holder as to whether to exercise or refrain from exercising the Purchase Option. You must make your own decision whether to exercise the Purchase Option and, if so, the principal amount of Notes for which to exercise the Purchase Option based on your own assessment of current market value and other relevant factors.

EMULEX CORPORATION

May 12, 2015

Appendix A

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: Emulex Corporation

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Emulex Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (i) the entire principal amount of this Note, or the portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

Principal amount to be repaid (if less than all):

$

Dated:

Signature(s)
(Sign exactly as your name appears on the other side of this Note)

Social Security or Other Taxpayer
Identification Number

A-1

METHOD OF DELIVERY

☐	CHECK HERE IF THE NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DEPOSITARY AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:

DTC Account Number:

Contact Person:

Address:

Telephone (with international dialing code):

Facsimile (with international dialing code):

Date Surrendered:

Transaction Code Number:

SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if payments are to be made to Depositary for the account of someone other than the person(s) whose signature appear(s) within this purchase notice.

Make payment to:

(DTC Account Number)

(Account Party)

A-2